Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Sonic Solutions
Novato, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-127627) of Sonic Solutions of our reports dated May 29, 2009 relating to the consolidated financial statements and schedule, and the effectiveness of Sonic Solutions’ internal control over financial reporting, which appear in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10K.

BDO Seidman, LLP
San Francisco, California
May 29, 2009